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                                                                    EXHIBIT 23.2



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have issued our reports dated February 19, 1997 (except for Note 1, as to which the date is February 28, 1997) accompanying the consolidated financial statements and schedule of ENStar Inc. included in the Registration Statement of ENStar Inc. on Form S-1. We hereby consent to the use of the aforementioned reports in the Registration Statement of ENStar Inc. and to the use of our name as it appears under the caption "Experts."




                                                         /s/ Grant Thornton LLP

Minneapolis, Minnesota

March 18, 1997